CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated August 31, 2001, relating to the financial statements and per-share data and ratios of American Funds Tax-Exempt Series I, which appears in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants," "Reports to Shareholders" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
September 25, 2001